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                                                                   EXHIBIT 99.1
1

                                                          FOR IMMEDIATE RELEASE


                      YAHOO! TO ACQUIRE LAUNCH MEDIA, INC.

       Acquisition of LAUNCH Supports Yahoo!'s Goal to Become the Premier

                      Entertainment Destination on the Web


        SANTA CLARA, CALIF. AND SANTA MONICA, CALIF. - JUNE 28, 2001 -Yahoo! Inc. (Nasdaq: YHOO), a leading global Internet communications, commerce and media company, today announced it has agreed to acquire LAUNCH Media, Inc. (Nasdaq: LAUN), a media company dedicated to providing music fans with a broad array of music and music-related editorial content. The acquisition supports Yahoo!'s overall strategy to deliver the highest-quality online entertainment experience to its 192 million consumers, and is a reflection of Yahoo!'s commitment to provide online music fans with the most compelling and comprehensive music experience.

        Under the terms of the merger agreement, through a subsidiary, Yahoo! will commence a cash tender offer to acquire all of LAUNCH's outstanding shares at a price of $0.92 per share in cash representing aggregate consideration of approximately $12 million. Any shares not purchased in the tender offer will be converted into the same cash price in a subsequent merger. The acquisition, which is subject to certain customary closing conditions, is expected to be completed in the third quarter of 2001. LAUNCH's operations will continue to be based in Santa Monica following the completion of the acquisition.

        By delivering music and music-related content from new and established artists, as well as providing a valuable marketing platform for record labels, artists, advertisers and merchants, the two companies will create an entirely new online music experience. LAUNCH's services will complement Yahoo!'s current entertainment offerings, including Yahoo!(R) Music, Yahoo! Broadcast, and Yahoo! Radio, by giving Yahoo! users access to the world's largest collection of on-demand music videos, exclusive artist features, and music news covering all genres of music. In addition, consumers will have the ability to experience streaming music stations with audio and video content tailored to their entertainment tastes. LAUNCH co-founders, CEO David Goldberg and President Bob Roback, will remain with LAUNCH following the acquisition.

        "As entertainment becomes an increasingly important focus for Yahoo!, we are committed to delivering the best online entertainment experience available on the Web to our 192 million consumers. The acquisition of LAUNCH is evidence of this commitment," said Ellen Siminoff, Yahoo!'s senior vice president of entertainment and small business. "LAUNCH Media possesses a large audience, a seasoned team of music industry veterans, and the broadest array of music and music-related content available on the Web today. These strong core assets will enhance Yahoo!'s current entertainment offerings and strengthen our leadership position in this space."

        "We believe this transaction is in the best interests of our stockholders," said Goldberg. "The addition of LAUNCH's enormous music video collection and Internet radio service to Yahoo!'s existing entertainment offerings will create even more compelling opportunities for online music fans, established and new artists, and advertisers."


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        In a separate announcement today, LAUNCH announced that it has settled, as to Universal Music Group, the copyright infringement suit brought by Universal and other major record labels in connection with LAUNCH's Internet radio service, LAUNCHcast. In addition to a payment by LAUNCH for past performances, LAUNCH has entered into a non-exclusive license with UMG for use of UMG-controlled recordings in LAUNCHcast.

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YAHOO! TO ACQUIRE LAUNCH MEDIA/PAGE 2

        Also, LAUNCH has entered into an agreement to restructure its relationship with the other participants in the Vans Warped Tour, presented by Target - Creative Artists Agency, LLC, Codikow & Carroll, P.C., 4 Fini Inc., and Vans, Inc. Pursuant to a binding letter agreement among these parties, LAUNCH will exchange its ownership interest in C.C.R.L., LLC, a California limited liability company which operates the Tour, for 394,235 shares of LAUNCH Common Stock held by the other participants in the Tour. LAUNCH will continue to operate and control the Summer Tour for 2001. While LAUNCH will retain the exclusive right to sell sponsorships for the 2002 and 2003 Tours, it will not operate those Tours. Under the agreement, LAUNCH will no longer be responsible for certain potential payments under the prior agreement with the other participants in the approximate amount of $20.5 million. The restructuring is conditioned on closing of the acquisition by Yahoo!, or another similar transaction.

        In addition to other customary conditions, the tender offer is conditioned on there being validly tendered (and not withdrawn) shares representing at least a majority of LAUNCH's fully diluted outstanding shares. Directors and executive officers and certain major stockholders of LAUNCH who beneficially own an aggregate of approximately 25 percent of the company's outstanding shares have each individually entered into a Stockholders Agreement pursuant to which each has agreed to tender its shares. Either party can terminate the agreement if the offer is not completed within 90 days after it is commenced.

        In connection with the tender offer, Yahoo! has extended a $3 million dollar short-term secured debt financing to LAUNCH in addition to the previous $2 million extended to LAUNCH in May 2001 on a secured basis. LAUNCH's Board of Directors has unanimously approved the tender offer and merger transaction. LAUNCH's Board has received an opinion from Credit Suisse First Boston that, as of the date of the merger agreement, the consideration to be received by LAUNCH's stockholders in the transaction was fair to those stockholders from a financial point of view.

        The tender offer will commence on or prior to July 12, 2001, 10 business days from the signing of the merger agreement, and will be made only by an offer to purchase and other offering and solicitation documents, copies of which will be filed with the Securities and Exchange Commission (SEC) and mailed to stockholders of LAUNCH. The transaction is not subject to the waiting period requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976.


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ABOUT LAUNCH MEDIA

        LAUNCH Media Inc. is a media company dedicated to creating the premier Internet music site, LAUNCH.com, by providing music fans with the broadest array of music and music-related editorial content. LAUNCH.com provides visitors with a wide selection of streaming audio, the Web's largest collection of music videos, exclusive artist features and music news covering all genres of music. LAUNCH is headquartered in Santa Monica, Calif.

ABOUT YAHOO!

        Yahoo! Inc. is a leading global Internet communications, commerce and media company that offers a comprehensive branded network of services to more than 192 million individuals each month worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach. Yahoo! is the No. 1 Internet brand globally and reaches the largest audience worldwide. The company also provides online business and enterprise services designed to enhance the productivity and Web presence of Yahoo!'s clients. These services include Corporate Yahoo!, a popular customized enterprise portal solution; audio and video streaming; store hosting and management; and Web site tools and services. The company's global Web network includes 24 World properties. Yahoo! has offices in Europe, Asia, Latin America, Australia, Canada and the United States, and is headquartered in Sunnyvale, Calif.



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YAHOO! TO ACQUIRE LAUNCH MEDIA/PAGE 3

        This announcement contains forward-looking statements that involve risks and uncertainties including the ability to successfully integrate the two companies, and to realize the synergies and other perceived advantages resulting from this acquisition, including Yahoo!'s ability to grow its user and advertiser bases and to achieve expectations for anticipated financial results based on the combined entity. More information about potential factors that could affect Yahoo!'s ability to make this acquisition successful and continue to grow the business are included in Yahoo!'s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2000 and Yahoo!'s quarterly report on Form 10-Q for the three-month period ended March 31, 2001 including, without limitation, under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Competition," and "Proprietary Rights," which are on file with the SEC (http://www.sec.gov).

        Investors, potential investors, and security holders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer referred to in the press release, when they become available, because they will contain important information. The tender offer statement will be filed by Yahoo! with the SEC. The solicitation/recommendation statement will be filed by LAUNCH with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Yahoo! and LAUNCH at the SEC's Web site.



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                                      # # #

        Yahoo! and the Yahoo! logo are registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

PRESS CONTACTS:

Sherri Weiss, Fleishman-Hillard for Yahoo!, (212) 453-2237, weisss@fleishman.com Charlene English, LAUNCH, (310) 526-4340, charlenee@launch.com